EXHIBIT 10.1

AMENDMENT NUMBER ONE
TO THE
SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
FOR
TIMOTHY K. ZIMMERMAN

This Amendment Number One (the “Amendment”) to the Supplemental Executive Retirement Agreement, dated as of December 31, 2018, (the “SERP”) by and between Standard Bank, PaSB (the “Bank”) and Timothy K. Zimmerman (the “Executive”) is entered into as of June 30, 2020.  Capitalized terms which are not defined herein shall have the same meaning as set forth in the SERP.

W I T N E S E T H:

WHEREAS, in connection with the appointment of the Executive to Senior Executive Vice President and Chief Operating Officer of Standard AVB Financial Corp. and the Bank effective as of July 1, 2020, the Bank wishes to amend the annual Bank contribution to the SERP; and

WHEREAS, pursuant to Section 7.1 of the SERP, the Bank and Executive may mutually agree to amend the SERP in whole or in part.

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the SERP is hereby amended as follows:
Section 1.  Annual Credits to Account.  The first sentence of Section 2.2 of the SERP is hereby amended and restated in its entirety to read as follows:

“The Bank shall credit Executive’s Account, as of the last day of each calendar year commencing on December 31, 2020 (the “Contribution Date”), an amount equal to: (i) five percent (5%) of the Executive’s base salary, plus (ii) an additional discretionary contribution that is targeted to be fifteen percent (15%) of the Executive’s base salary (for a total target of twenty percent (20%) of base salary), with the amount of the discretionary contribution determined by the Compensation and Personnel Committee of the Bank’s Board of Directors.”

Section 2.  Continuation of SERP.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions or obligations contained in the SERP, including all prior annual credits to the Account, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

Section 3.  Governing Law.  This Amendment and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

Section 4.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Bank and the Executive have duly executed this Amendment as of the day and year first written above.

STANDARD BANK, PaSB

By:   /s/ Terence L. Graft
        Terence L. Graft
        Chairman of the Board of Directors

TIMOTHY K. ZIMMERMAN

 /s/ Timothy K. Zimmerman